UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2019

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 Horseblock Road, Medford, New York 11763
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (631) 924-1135

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Automated Manufacturing Line

Consistent with our previously announced intention to begin automated production of our DPP tests by the end of the first quarter of 2019, we commenced production of DPP tests on a new, fully automated manufacturing line in March 2019.

DPP is our registered trademark. For convenience, this trademark appears in this Current Report on Form 8-K without ® symbols, but that practice does not mean that we will not assert, to the fullest extent under applicable law, our rights to the trademark.

Development of Diagnostic Test for Mild Traumatic Brain Injury

On April 2, 2019, we announced that we had entered into an agreement with Perseus Science Group LLC to advance the development of a diagnostic test for mild traumatic brain injury, or concussion. We issued a press release titled “Chembio Diagnostics Announces Agreement with Perseus Science to Advance Point-of-Care Concussion Test,” a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
99.1	Press release of Chembio Diagnostics, Inc. dated April 2, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CHEMBIO DIAGNOSTICS, INC.

Dated: April 2, 2019	By:	/s/ John J. Sperzel III
John J. Sperzel III
Chief Executive Officer and President